Exhibit 21.1

SUBSIDIARIES OF

INVENTIV HEALTH, INC.

Subsidiary	State or Other Jurisdiction of Formation
Addison Whitney LLC	North Carolina
Adheris, LLC	Delaware
Allidura Communications LLC	Delaware
Anova Clinical Resources LLC	Delaware
Beijing PharmaNet Medical & Drug Science and Technology Company Limited	China
Biosector 2 Limited	United Kingdom
BioSector 2 LLC	New York
Blue Diesel, LLC	Ohio
Cadent Medical Communications, LLC	Ohio
Campbell Alliance (Europe) GmbH	Switzerland
Campbell Alliance Group, Inc.	North Carolina
Campbell Alliance, Ltd.	Delaware
Chamberlain Communications Group LLC	Delaware
Chamberlain Communications UK Limited	United Kingdom
Chandler Chicco (UK) Limited	United Kingdom
Chandler Chicco Agency S.a.r.l.	France
Chandler Chicco Agency, L.L.C.	New York
Encuity Research LLC	Delaware
Gerbig Snell/Weisheimer Advertising, LLC	Ohio
Haas & Health Partner Public Relations GmbH	Germany
Heartburn in Sweden ABi	Sweden
i3 Latin America Brasil Servicos de Pesquisa Clinica Ltda.	Brazil
i3 Switzerland S.a.r.l.	Switzerland
Improved Outcome Kabushiki Kaisha	Japan
InChord Global, LLC	Ohio
inChord Group Limited	United Kingdom
inChord Holding Corporation	Delaware
inVentiv Advance Insights, LLC	New Jersey
inVentiv Canada Inc.	Canada - Alberta
inVentiv Clinical Solutions Pesquisa Clinica Ltda.	Brazil
inVentiv Clinical, LLC	Delaware
inVentiv Commercial Services, LLC	New Jersey
inVentiv Communications, Inc.	Ohio
inVentiv Digital + Innovation, LLC	New York
inVentiv European Holdings Limited	United Kingdom
inVentiv Health (Hong Kong) Limited	Hong Kong
inVentiv Health (Malaysia) SDN. BHD.	Malaysia
inVentiv Health (Shanghai) Inc. Ltd Beijing Branch	China
inVentiv Health (Shanghai) Inc. Ltd.	China
inVentiv Health (Thailand) Limited	Thailand
inVentiv Health Belgium SPRL	Belgium
inVentiv Health Bulgaria EOOD	Bulgaria
inVentiv Health Clinical Argentina S.A.	Argentina
inVentiv Health Clinical Australia Pty. Limited	Australia
inVentiv Health Clinical Australia Pty. Limited - New Zealand Branch	New Zealand
inVentiv Health Clinical Canada Holdco ULC	Canada - Nova Scotia
inVentiv Health Clinical Chile S.A.	Chile
inVentiv Health Clinical Colombia S.A.S.	Colombia
inVentiv Health Clinical Costa Rica, S.A.	Costa Rica
inVentiv Health Clinical Croatia d.o.o.	Croatia
inVentiv Health Clinical Denmark ApS	Denmark
inVentiv Health Clinical France SARL	France
inVentiv Health Clinical GmbH	Austria

Subsidiary	State or Other Jurisdiction of Formation
inVentiv Health Clinical Ireland Limited	Ireland
inVentiv Health Clinical Israel Limited	Israel
inVentiv Health Clinical Lab, Inc.	New Jersey
inVentiv Health Clinical LP	Canada - Ontario
inVentiv Health Clinical Mexico, S.A. de C.V.	Mexico
inVentiv Health Clinical Peru S.A.	Peru
inVentiv Health Clinical Poland Sp. z. o.o.	Poland
inVentiv Health Clinical Research Services, LLC	Delaware
inVentiv Health Clinical Romania SRL	Romania
inVentiv Health Clinical Slovakia s.r.o.	Slovakia
inVentiv Health Clinical Spain, S.L.	Spain
inVentiv Health Clinical SRE, LLC	Delaware
inVentiv Health Clinical SRS, LLC	Florida
inVentiv Health Clinical UK EXTERNAL PROFIT COMPANY	South Africa
inVentiv Health Clinical UK Limited	United Kingdom
inVentiv Health Clinical Uruguay SRL	Uruguay
inVentiv Health Clinical, Inc.	Delaware
inVentiv Health Clinical, LLC	Delaware
inVentiv Health Clinique Inc.	Canada - Quebec
inVentiv Health Commercial Europe Limited	United Kingdom
inVentiv Health Commercial France Sarl	France
inVentiv Health Commercial Germany GmbH	Germany
inVentiv Health Commercial Italy S.R.L.	Italy
inVentiv Health Commercial Spain S.L.	Spain
inVentiv Health Commercial UK Limited	United Kingdom
inVentiv Health Communications Europe GmbH	Germany
inVentiv Health Communications Europe GmbH	Switzerland
inVentiv Health Communications Europe Studio Services GmbH	Germany
inVentiv Health Communications Srl.	Italy
inVentiv Health Czech Republic, s.r.o.	Czech Republic
inVentiv Health d.o.o. Beograd	Serbia
inVentiv Health Finland Oy	Finland
inVentiv Health Germany GmbH	Germany
inVentiv Health Greece Clinical and Commercial Services Single Member Limited Liability Company	Greece
inVentiv Health Holdings (Hong Kong) Limited	Hong Kong
inVentiv Health Holdings Germany GmbH	Germany
inVentiv Health Hungary Kft.	Hungary
inVentiv Health Italy S.r.l	Italy
inVentiv Health Japan G.K.	Japan
inVentiv Health Korea, LLC	South Korea
inVentiv Health Netherlands B.V.	Netherlands
inVentiv Health Philippines, Inc.	Philippines
inVentiv Health Public Relations, LLC	Delaware
inVentiv Health Singapore Pte Ltd Taipei Branch	Taiwan
inVentiv Health Singapore Pte. Ltd.	Singapore
inVentiv Health Strategic Resourcing Germany GmbH	Germany
inVentiv Health Sweden AB	Sweden
inVentiv Health Switzerland GmbH	Switzerland
inVentiv Health Turkey Klinik Hizmetleri Ve Ticaret Limited Sirketi	Turkey
inVentiv Health Ukraine LLC	Ukraine
inVentiv International Pharma Services Private Ltd.	India
inVentiv Medical Communications GmbH	Germany
inVentiv Medical Communications, LLC	Ohio
inVentiv Medical Management LLC	Georgia
inVentiv Mexico S. del R.L. de C.V.	Mexico
IVH Logistics Solutions, LLC	Delaware
Limited Liability Company inVentiv Health Clinical	Russia

Subsidiary	State or Other Jurisdiction of Formation
Litmus Medical Marketing & Education Limited	United Kingdom
Litmus Medical Marketing Services LLC	New York
Mytrus, Incorporated[i][i]	Delaware
Navicor Group, LLC	Ohio
OOO PharmaNet	Russia
Palio + Ignite, LLC	Ohio
Patient Marketing Group, LLC	New Jersey
Pharma Holdings, Inc.	Delaware
Pharmaceutical Institute, LLC	North Carolina
Pharmaceutical Resource Solutions of Puerto Rico, Inc.	Puerto Rico
PharmaNet Company	Canada - Nova Scotia
PharmaNet Coöperatie U.A.	Netherlands
PharmaNet de Mexico, S.de R.L. de C.V.	Mexico
PharmaNet do Brasil Servicos Clinicos Ltda.	Brazil
PharmaNet Holdings B.V.	Netherlands
PharmaNet Limited	United Kingdom
PharmaNet Pty. Limited	Australia
PharmaNet S.R.L.	Argentina
PharmaNet Taiwan Ltd.	Taiwan
PNET US, LLC	Delaware
South Florida Kinetics C.V.	Netherlands
South Florida Kinetics Holdings C.V.	Netherlands
South Florida Kinetics, Inc.	Florida
Studio 1 SA	France
Substrat' Homme SAS	France
Switzerland PharmaNet GmbH Beijing Representative Office	China
Taylor Strategy Partners, LLCiii	Ohio
Terre Neuve SAS	France
The Selva Group, LLC	Ohio

i	Representing 15% ownership interest.
ii	Representing 73% ownership interest.
iii	Representing 40% ownership interest.